Exhibit 10.10

TEAMING AGREEMENT

This Agreement, effective as of the date of the last signature below, between VirTra Inc. a Nevada corporation and Vialytix, a Delaware LLC, concerns the cooperation of the parties in connection with the development of Vialytix technology for their mutual benefit.

WHEREAS the parties agree that their mutual cooperation in connection with the development of Vialytix technology is in their respective interest; and

WHEREAS Apex is a collector, evaluator, and analyzer with reporting capability to manipulate simulation data, manage it and put it in a format that leadership and trainers can use to increase training and manage budgets; and

WHEREAS VirTra has determined that including the capabilities and features of Apex is in its best interest as there are existing requirements to support such functionality; and

Now therefore, for good and valuable consideration the adequacy and receipt of which is hereby acknowledged by the parties, the parties agree as follows:

1.0	Development Activities

1.1.	Each party will exert all reasonable efforts to support the development of Vialytix technology (the “Effort.”)

1.2.	Exhibit A attached hereto shall determine the obligations of each party with regard to the Effort.

2.0	Term and Termination

2.1.	This Agreement shall expire one (1) year from the effective date hereof; provided, that all terms involving proprietary information, publicity, and intellectual property shall remain in force for as long as permitted by law.

3.0	Proprietary Information

3.1.	During the term of this Agreement, VirTra and the Vialytix may exchange such proprietary information as is reasonably required for each to perform its obligations hereunder. Proprietary information means any information, technical data, or know-how (including, but not limited to, information relating to research, products, software, services, development, inventions, processes, engineering, marketing, techniques, customers, pricing, internal procedures, business and marketing plans or strategies, finances, employees and business opportunities) disclosed by the Disclosing Party to Recipient either directly or indirectly in any form whatsoever (including, but not limited to, in writing, in machine readable or other tangible form, orally or visually): (i) that has been marked as confidential; (ii) whose confidential nature has been made known by Disclosing Party, in writing or orally with specific written notification of such oral disclosure within three (3) days thereafter, to Recipient; or (iii) that due to its character, nature, or method of transmittal, a reasonable person under like circumstances would treat as confidential (“Confidential Information”). The parties agree to keep in confidence and prevent the disclosure to any person(s) outside their respective organizations or any person(s) within their organizations not having a need to know, all information received from the other which is designated in writing or by appropriate stamp or legend to be of a proprietary nature and to use such information only in connection with their obligations under this Agreement; provided, however, that neither party shall be liable for disclosure or use of such data if the same is:

a.	In the public domain at the time of disclosure, or is subsequently made available to the general public without restriction by the disclosing party;

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b.	Known to the receiving party at the time of disclosure without restrictions on its use or independently developed by the receiving party, and there is adequate documentation to demonstrate either condition;

b.	Used or disclosed inadvertently despite the exercise of the same degree of care that each party takes to preserve or safeguard its own proprietary information;

c.	Used or disclosed with the prior written approval of the disclosing party;

d.	Disclosed without restriction to the receiving party from a source other than the disclosing party; or

e.	Disclosed to Customer or its authorized representative in the performance of the obligations of either party under this Agreement, provided that the Customer shall have executed a nondisclosure agreement containing terms and conditions similar to the requirements set forth herein.

3.2.	Notwithstanding the foregoing, Recipient may disclose the Disclosing Party’s Proprietary Information pursuant to a statutory or regulatory provision or a court order; provided, however, that Recipient will notify Disclosing Party of the obligation to make such disclosure in advance of the disclosure so that Disclosing Party will have a reasonable opportunity to object to such disclosure and that Recipient requests confidential treatment of the disclosed Confidential Information.

3.3.	Recipient’s obligations under this Agreement with respect to Confidential Information it has previously received shall continue for a period of five (5) years after termination of this Agreement.

4.0	Ownership

As between the parties hereto, each party will retain ownership of all of its products, proprietary materials, trademarks and/or service marks used in the performance of this Agreement, including but not limited to software, designs, demoware, prototypes, tools, techniques, and methodology and all other Confidential Information. All materials, deliverables, inventions, works of authorship or other creations arising out of the Effort are the property of Vialytix, except for any non-source code items that provide a bridge only to VirTra specific products or services. The parties will not jointly develop any works, patents, enhancements, documentation, or other materials except pursuant to a separate written agreement, which shall address, among other things, the scope of work, the responsibilities of each party for their respective development efforts, as well as ownership, rights to use, confidentiality and duty to account to the other for the exploitation and use of the jointly developed property. Unless expressly provided herein, nothing contained in this Agreement shall be deemed, by implication, estoppel or otherwise, to grant any right or license in respect of the Effort or of any patents, inventions, trade secrets, technical information, or other intellectual property at any time owned by the other party.

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5.0	Relationship

5.1.	Nothing in this Agreement shall be deemed to constitute, create, give effect to, or otherwise recognize a joint venture, partnership, or formal business entity of any kind, and the rights and obligations of the parties shall be limited to those expressly set forth herein.

5.2.	Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the Effort or any related endeavors of either or both of the parties, except as may be provided for in any resultant subcontract agreed to between the parties. The cooperation of the parties is for the purpose of complementing their respective capabilities.

6.0	Publicity and News Release

Neither party shall issue any press releases relating to joint participation in any venture without the other’s prior written approval, which approval shall not be unreasonably withheld. The parties further agree that news releases made by either of them shall recognize the participation and contribution of the other party.

7.0	Limitation of Liability

7.1.	IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR SPECIAL DAMAGES OF ANY KIND WHATSOEVER, WHETHER IN AN ACTION IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, OR OTHERWISE, ARISING FROM THE PURPOSES FOR WHICH THIS AGREEMENT WAS ENTERED INTO. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES AGREE THAT NO LIABILITY OR INDEMNIFICATION OBLIGATION OR ANNUAL TOTAL THEREOF SHALL EXCEED THE AMOUNTS RECEIVED BY THE LIABLE PARTY UNDER THE RELEVANT PURCHASE ORDER (WHERE SUCH CLAIM ORIGINATED) AND ARISING OUT OF THIS AGREEMENT.

8.0	Assignment

Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party.

9.0	Entire Agreement

This Agreement constitutes the entire understanding and agreement of and between the parties with respect to the subject matter hereof, and supersedes all prior representations and agreements, oral or written. The validity, construction, scope, and performance of this Agreement shall be governed by the laws of the State of Nevada. The parties submit to the jurisdiction of any state or federal court located in Nevada over any action, suit or proceeding to enforce or defend any right under this Agreement, excluding its conflicts of laws provisions.

10.0	Notices

Any notice, consent, demand, or request required or permitted by this Agreement shall be in writing, and shall be deemed to have been sufficiently given when delivered to:

If to VirTra: bferris@virtra.com	If to Vialytix: michelle.givens@vialytix.com

11.0	Scope of Agreement

This agreement shall relate only to the Effort specified herein, and nothing herein shall be deemed to confer any right or impose any obligation or restriction on either party with respect to any other program, effort, or marketing activity at any time undertaken by either party hereto, jointly or separately; or limit the rights of either party to promote, market, sell, lease, license or otherwise dispose of its standard products or services, except where such would conflict with the obligations of the party under this Agreement.

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- Signatures follow -

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day of the last signature below:

VirTra		Vialytix

Signature:	/s/ Alanna Boudreau	Signature:	/s/ Michelle Givens
	Alanna Boudreau (Nov 2, 2023 20:07 EDT)		Michelle Givens (Nov 2, 2023 19:44 EDT)

Email:	aboudreau@virtra.com	Email:	michelle.givens@vialytix.com

By:		By:

Name:	Alanna Boudreau	Name:	Michelle Givens

Title:	CFO	Title:	CEO

Date:	Nov 2, 2023	Date:	Nov 2, 2023

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TEAMING AGREEMENT

EXHIBIT A

Item		Benefit				Terms
		To VirTra		To Vialytix
Software – APEX Cloud Collect Evaluate Analyze Report	1. 2. 3. 4.

Free access to $3.5m of development of the APEX platform.

Entices customer base to upgrade and VirTra can set the price, this adds benefit and a capability not currently available – removes the buy versus build dilemma.

APEX meets the SOCOM ADMIRE contract requirement of data collection and reporting, VirTra Operating System (VOS) does not have this capability. Increase sales by adding a data collection and reporting capability now required on all contracts.

			1. 2. 3.	Shared resources at no cost to Vialytix Gain market share immediately. Increase software capability in the weapons simulation market.	1. ● ● 2. ● ●

Free for Existing VirTra Customers† – excluding fees:

Amazon User Fees – number of users

Amazon Storage Fees – Size of data stored

Shared revenue 50% for new customers after fees:

Amazon User Fees – number of users

Amazon Storage Fees

– amount of data

stored

Software – APEX Lite Specific executable plugins (Local instance) Collect Evaluate Analyze Report	1. 2.	Entices customer base to upgrade and VirTra can charge what they want, adding benefit and capability they do not have. Delivers a localized copy of the APEX platform for customers not able or willing to connect to web services (classified environments).	1. 2.	Shared resources at no cost to Vialytix Gain market share immediately. Increase software capability in the weapons simulation market	1. 2.	Free for existing VirTra customers Shared revenue 50%

Vialytix Subject Matter Expert (SME)	1. 2.	Access to Vialytix SME for data science knowledge and expertise (IP) in developing bespoke apps for small weapons simulations training. Shared resources		None		Time must be coordinated
Amazon Cloud computing expert	1. 2. 3.	Knowledge to guide strategy. Pricing models (best practices) Tools available and best applied to product offering.		None		Time must be coordinated

†Existing Virtra Customer means a customer with an installed VirTra system as of May 1, 2022. A customer ceases to be an Existing VirTra Customer upon the purchase of a new system with VOS 6.x or higher.

TEAMING AGREEMENT – Addendum 1

This Addendum 1 extends the term of the Teaming Agreement entered into by between VirTra Inc. a Nevada corporation and Vialytix, a Delaware LLC, concerning the cooperation of the parties in connection with the development of Vialytix technology for their mutual benefit.

WHEREAS the parties agree that their mutual cooperation should continue and for good and valuable consideration the adequacy and receipt of which is hereby acknowledged by the parties, the parties agree:

●	to extend the current term of the Teaming Agreement to November 2, 2025, and
●	to provide for automatic one-year renewals of the Agreement unless one of the parties notifies the other of its intent to allow the term to expire within 30 days of the expiration of a term.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date of the last signature below:

VirTra			Vialytix

By:	/s/ Alanna Boudreau	By:	/s/ Michelle Givens
	Alanna Boudreau (Jun 2, 2024 13:01 EDT)		Michelle Givens (Jun 1, 2024 11:39 EDT)

Name:	Alanna Boudreau	Name:	Michelle Givens

Title:	CFO	Title:	CEO